Exhibit 16.1

GEORGE STEWART, CPA
316 17th Avenue South
Seattle, Washington 98144
(206) 328-8554  (206) 328-0383

September 21, 2009

U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Re:  Mesa Energy Holdings, Inc.

Dear Sirs and Mesdames:

I was previously the principal auditor for Mesa Energy Holdings, Inc. and reported on the financial statements of Mesa Energy Holdings, Inc. from the period from inception, October 23, 2007, through June 30, 2009.  We have read Mesa Energy Holdings, Inc.’s statements under Item 4 of its Form 8-K, dated August 31, 2009, and we agree with such statements.

For the most recent fiscal period through the date hereof, there have been no disagreements between Mesa Energy Holdings, Inc. and George Stewart, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of George Stewart, CPA would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours Truly,

/s/ George Stewart, CPA
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George Stewart, CPA
Seattle, WA